Exhibit 10.10

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Original Issue Date: April 24, 2026	$7,692,307.70

FIRST BREACH INC.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

THIS SENIOR SECURED CONVERTIBLE PROMISSORY NOTE (this “Note”) is one of a series of duly authorized and validly issued Senior Secured Convertible Promissory Notes of First Breach Inc., a Delaware corporation (the “Company”), designated as such by the Company (collectively with this Note, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to [_______________], or its registered assigns (“Holder”), the principal sum of Seven Million Six Hundred Ninety-Two Thousand Three Hundred Seven and 70/100 U.S. Dollars ($7,692,307.70) (the “Principal Amount”), which Principal Amount reflects an original issue discount of thirty-five percent (35%) (the “Original Issue Discount” or “OID”) from the purchase price paid by the Holder (the “Purchase Price”), on the date which is twelve (12) months from the Original Issue Date (the “Maturity Date”). For the avoidance of doubt and the purposes of clarity, the Principal Amount of this Note (inclusive of the Original Issue Discount) shall be determined by dividing the Purchase Price by 0.65 (by way of example, for each $1,000,000 of Purchase Price, the Principal Amount would equal $1,538,461.54). The Company further promises to pay interest to the Holder on the aggregate then outstanding Principal Amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 75 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 75 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, or (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

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“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

“Conversion” means a conversion of this Note pursuant to Section 4.

“Conversion Amount” means the sum of (a) the outstanding Principal Amount of this Note, plus (b) all accrued and unpaid interest, costs, expenses and liquidated damages due in respect of this Note.

“Conversion Date” means the date of any Conversion in accordance with the terms of this Note.

“Conversion Price” means $8.00 per share, subject to adjustment as provided herein; provided, however, that in no event shall the Conversion Price be less than $5.60 per share (the “Floor Price”).

“Commission” means the United States Securities and Exchange Commission.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of this Note.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Event of Default” shall have the meaning set forth in Section 6(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means any liabilities of the Company for borrowed money or amounts owed and all guaranties made by the Company of borrowed money or amounts owed by others.

“Lead Investors” means persons holding a majority in principal amount of the Notes.

“Liquidity Event” means the date on which the Company completes a direct listing of its Common Stock on a National Securities Exchange.

“National Securities Exchange” means the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, or any other national securities exchange registered with the Commission under the Exchange Act.

“Note Register” shall have the meaning set forth in Section 2(b).

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

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“Original Issue Discount” or “OID” means the difference between the Principal Amount and the Purchase Price, which equals thirty-five percent (35%) of the Principal Amount.

“Purchase Price” means the amount paid by the Holder to acquire this Note.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prepayment Amount” means the sum of (a) the outstanding Principal Amount of this Note, plus (b) any accrued and unpaid interest hereon.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of April 24, 2026 by and among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Capitalized terms not otherwise defined herein are defined as set forth in the Purchase Agreement.

Section 2. Interest; and Prepayment.

(a) Interest Calculations. Interest shall accrue on the outstanding Principal Amount of this Note from and including the Original Issue Date at the rate of six percent (6%) per annum.

(b) Prepayment. The Company shall have the option to prepay this Note without premium or penalty at any time after the Original Issue Date at an amount equal to the Prepayment Amount in cash at the option of the Lead Investors.

Section 3. Registration of Transfers and Exchanges.

(a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

(a) Conversion. This Note shall be convertible as follows:

(i) Mandatory Conversion. On the date of a Liquidity Event, the Holder shall convert the Conversion Amount into Conversion Shares at the Conversion Price by following the mechanics of conversion set forth in Section 4(b). The number of Conversion Shares issuable upon conversion shall be determined by dividing the Conversion Amount by the Conversion Price.

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(b) Mechanics of Conversion.

(i) Conversion Notices. At least seven (7) calendar days prior to the consummation of a Liquidity Event the Company will provide the Holder with written notice, which includes notice via email, of the Liquidity Event (the “Liquidity Event Notice”). On the date of the Liquidity Event, Holder shall be deemed to have converted all of the Conversion Amount of this Note into Conversion Shares at the Conversion Price, and shall deliver to the Company the original Note instrument (or a notice to the effect that such original Note has been lost, stolen or destroyed). Holder’s failure to timely deliver Holder’s Note shall not delay the effective date of conversion or the date of Note termination, both of which shall be the date of the Liquidity Event. For the purposes of clarity hereunder and illustrating the foregoing, if on the date of the Liquidity Event the Principal Amount of this Note is $7,692,308, then the number of Conversion Shares issuable upon a Liquidity Event shall be 961,538 (i.e., the result obtained by dividing (x) $7,692,308, by (y) $8.00 [the Conversion Price]).

(ii) Delivery of Conversion Shares Upon Conversion. Not later than three (3) Business Days after the Conversion Date (the “Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder the Conversion Shares.

(iii) Failure to Deliver Conversion Shares. If, in the case of any voluntary Conversion, the Conversion Shares are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares to rescind the Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares (if any) issued to such Holder pursuant to the rescinded Conversion Notice.

(iv) Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set off, counter claim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person (unless the Conversion would violate any law applicable to the Company), and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the Conversion Amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the Payment Amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 4(b)(ii) by the Delivery Date, the Holder may seek to enforce damages pursuant to any other section hereof or under applicable law.

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(v) Reserved.

(vi) Reserved.

(vii) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all attorney fees required for the issuance of attorney legal opinions for removal of restrictive legends on Conversion Shares.

Section 5. Certain Adjustments.

(a) Dividends and Splits. If the Company, at any time while this Note is outstanding: (i) pays a dividend or otherwise makes a distribution or distributions payable in Company ownership interests (which, for avoidance of doubt, shall not include any Conversion Shares issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding Company ownership interests into a larger number of ownership interests , (iii) combines (including by way of a reverse split) outstanding Company ownership interests into a smaller number of ownership interests or (iv) issues, in the event of a reclassification of Company ownership interests, any ownership interests of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Company ownership interests outstanding immediately before such event, and of which the denominator shall be the number of Company ownership interests outstanding immediately after such event. Any adjustment made pursuant to this Section 5 shall become effective immediately after the record date for the determination of ownership entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

(b) Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Company ownership interests, by way of return of capital or otherwise (including, without limitation, any distribution of cash, membership interests or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Company ownership interests acquirable upon complete conversion of this Note immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

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(c) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Company ownership interests are permitted to sell, tender or exchange their membership interests for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Company ownership interests, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Company ownership interests or any compulsory ownership interest exchange pursuant to which the Company ownership interests is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding Company ownership interests (not including any Company ownership interests held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Shares that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Company ownership interests for which this Note is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) Company ownership interests in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Company ownership interests are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(c) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of securities of such Successor Entity (or its parent entity) equivalent to the Company ownership interests acquirable and receivable upon conversion of this Note prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such securities (but taking into account the relative value of Company ownership interests pursuant to such Fundamental Transaction and the value of such securities, such number of securities and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. For the purposes of this Note a Liquidity Event shall not constitute a Fundamental Transaction

(d) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

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(e) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 6. Certain Other Agreements.

(a) Security. This Note and the other Notes are secured to the extent and in the manner set forth in the Security Agreement (as defined in the Securities Purchase Agreement).

Section 7. Negative Covenants. As long as any portion of this Note remains outstanding, without the prior written consent of the Lead Investors, the Company shall not, directly or indirectly:

(a) amend its charter documents, including, without limitation, its articles of formation or other formation documents and bylaws, in any manner that materially and adversely affects any rights of the Holder unless consented to by the Holders;

(b) enter into any material transaction with any Affiliate of the Company, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(c) enter into any agreement with respect to any of the foregoing.

Section 8. Events of Default.

(a) “Event of Default” means, wherever used herein, the occurrence and continuance of any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of (A) the principal amount of any Note, or (B) interest, liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on the Maturity Date, by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within five (5) Business Days;

(ii) the Company shall fail to observe or perform any other covenant or agreement contained in the Notes or in any Transaction Document, which failure is not cured, if possible to cure, within the earlier to occur of (A) seven (7) Business Days after notice of such failure sent by the Holder or by any other Holder is received by the Company, and (B) ten (10) Business Days after the Company has become or should have become aware of such failure;

(iii) a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company is obligated (and not covered by clause (vi) below);

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(iv) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

(v) the Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $1,000,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(vi) a final non-appealable judgment by any competent court in Canada or the United States for the payment of money in an amount of at least $1,000,000 is rendered against the Company, and the same remains undischarged and unpaid for a period of 90 days during which execution of such judgment is not effectively stayed.

(b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. Commencing upon the occurrence of any Event of Default, the interest rate on this Note shall accrue at an interest rate equal to 10% per annum.(the “Default Rate”). Upon the payment in full of this Note and all accrued by unpaid interest hereunder (including such interest), the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Reserved.

Section 10. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 8(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Pacific time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

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(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. The Notes are a senior obligation of the Company, and this Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth in the Purchase Agreement.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in New York, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

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(g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i) Headings. The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(j) Amendments; Waivers. Any modifications, amendments or waivers of the provisions hereof shall be subject to Section 5.05 of the Purchase Agreement.

(k) Equal Treatment of Holder. No consideration (including any modification of this Note) shall be offered or paid to any Person (as such term is defined in the Purchase Agreement) to amend or consent to a waiver or modification of any provision hereof unless the same consideration is also offered to all of the parties to the Purchase Agreement. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Company and negotiated separately by each Holder, and is intended for the Company to treat the Holders as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase or disposition of the Notes or otherwise.

(l) Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Holder in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Holder to the unpaid principal amount of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder’s election.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

FIRST BREACH INC.

By:	/s/ Jeffrey Low
Name:	Jeffrey Low
Title:	CEO

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